Exhibit 5.3

December 30, 2020

MercadoLibre, Inc.
Pasaje Posta 4789, 6th floor,
Buenos Aires, Argentina
C1430EKG

Ladies and Gentlemen:

We have acted as special Brazilian counsel to Ebazar.Com.Br Ltda., Ibazar.Com Atividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda. and Mercadopago.Com Representações Ltda., limited liability companies (Ltda.) organized under the laws of Brazil (the “Guarantors”), all subsidiaries of MercadoLibre, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (including the documents incorporated by reference therein, but excluding Exhibit 25.1, the “Registration Statement”) filed by the Company and the additional registrants identified therein, including the Guarantors (the “Additional Registrants”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of debt securities (the “Debt Securities”) of the Company guaranteed by the Additional Registrants (the “Guarantees”). The Debt Securities and the Guarantees are referred to herein collectively as the “Securities.”

The Securities may be issued pursuant to an indenture and one or more supplemental indentures with respect to the Debt Securities (collectively, the “Indenture”) to be entered into among the Company, the Additional Registrants and The Bank of New York Mellon Trust Company, N.A., as trustee, registrar, paying agent and transfer agent (the “Trustee”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;
(b)	a form of the Indenture, filed as an exhibit to the Registration Statement, including the form of Debt Security;
(c)	the Guarantors’ articles of association; and
(d)	such other documents, records and matters of law as we have deemed necessary.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified: (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities will conform to the forms thereof that we have reviewed and (iii) that the Guarantees will be substantially as described in the Registration Statement.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	The Guarantors are validly existing, have the powers to grant the Guarantees and have taken the required steps to authorize entering into the Guarantees under the laws of Brazil.

2.
The Guarantees to be issued under the applicable supplemental Indenture, when issued and granted by the Guarantors in the manner contemplated in the Registration Statement, will be valid, binding and enforceable obligations of the Guarantors.

We have assumed that the Guarantors have satisfied the legal requirements that are applicable to them under applicable law other than the law of Brazil to the extent necessary to make the Indenture, the Debt Securities and the Guarantees, as the case may be, enforceable against them. We have also assumed that each of the Company and the Trustee has satisfied the legal requirements that are applicable to it under applicable law other than the law of Brazil to the extent necessary to make the Indenture enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of the Guarantees and the terms of any agreement governing those Guarantees will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Guarantors or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors, (ii) the Indenture will conform to the form of Indenture filed as an exhibit to the Registration Statement, the terms of all Debt Securities will conform to the forms thereof contained in the Indenture and the Guarantees will be substantially as described in the Registration Statement; (iii) any agreement governing those Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement and the related prospectus describing the Securities and the offering thereof; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto.

The foregoing opinions are limited to the laws of Brazil.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplements related thereto, as counsel for the Guarantors that has passed on the validity of its Guarantees under Brazilian law, and to the use of this opinion as a part (Exhibit 5.3) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion in rendering their opinion to the Company and the Additional Registrants.

/s/ Alexandre Verri
Veirano Advogados